UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 21, 2025
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VOLATO GROUP, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-41104	86-2707040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1954 Airport Road, Suite 124
Chamblee, GA 30341
(Address of principal executive offices) (zip code)
844-399-8998
Registrant’s telephone number, including area code
(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SOAR	NYSE American LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $287.50	SOARW	OTC Pink
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described under Item 5.07 of this Current Report on Form-8-K, at the 2025 Annual Meeting of Stockholders of Volato Group, Inc. (the “Company”) held on July 21, 2025 (the “Annual Meeting”), the stockholders of the Company approved the Volato Group, Inc. 2025 Stock Incentive Plan (the “2025 Stock Incentive Plan”). The Board of Directors of the Company (the “Board”) had previously adopted the 2025 Stock Incentive Plan, subject to approval by the Company’s stockholders.

The 2025 Stock Incentive Plan is described in the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) filed with the U.S. Securities and Exchange Commission on June 6, 2025, and is attached thereto as Appendix A. The full text of the 2025 Stock Incentive Plan is also filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting was held in a virtual-only format on July 21, 2025 at 9:00 a.m., Eastern Time, via live webcast. Proxies were solicited pursuant to the Company’s Proxy Statement. As of May 19, 2025, the record date for the Annual Meeting, the number of shares of common stock outstanding and entitled to vote at the Annual Meeting was 2,077,921. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 1,060,875, representing approximately 51.05% of the total number of shares of common stock entitled to vote at the Annual Meeting. Each share of common stock was entitled to one vote with respect to matters submitted to the Company’s stockholders at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders were asked to: (i) elect one class II director nominee to the Company's Board to hold office until the Company's 2028 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier resignation or removal , (ii) to approve the 2025 Stock Incentive Plan, and (iii) to ratify the selection of Elliott Davis, LLC as the Company's independent registered accounting firm.

The voting results reported below are final.

The following is a summary of the matters voted on at the Special Meeting.

Proposal 1 - Election of Director
Christopher Burger was duly elected to the Company's Board as a Class II director. The results of the election were as follows:

FOR	WITHHOLD	BROKER NON VOTES
561,847	9,473	489,555

Proposal 2 - Approve 2025 Stock Incentive Plan
The approval of the 2025 Stock Incentive Plan was ratified. The results of the ratification were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON VOTES
539,148	31,220	952	489,555

Proposal 3 - Ratify the Selection of Independent Registered Public Accounting Firm
The selection of Elliott Davis as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025 was ratified. The results of the ratification were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON VOTES
1,054,164	2,909	3,802	—

The adjournment proposal described in the Proxy Statement was not presented at the Annual Meeting because there were sufficient votes at the time of the Annual Meeting to approve the adoption of the above proposals.

No other matters were submitted to or voted on by the Company's stockholders at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Volato Group, Inc. 2025 Stock Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Indicates management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 24, 2025

Volato Group, Inc.

By:	/s/ Mark Heinen
Name:	Mark Heinen
Title:	Chief Financial Officer